Exhibit 10.16

COMMON STOCK PURCHASE WARRANT

THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS COMMON STOCK PURCHASE WARRANT, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT (“PURCHASE AGREEMENT”), DATED THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH LIMIT THE EXERCISE RIGHTS OF THE HOLDER AND SPECIFY MANDATORY REDEMPTION OBLIGATIONS OF THE COMPANY.

NEXT, INC.

COMMON STOCK PURCHASE WARRANT

		No. 1

Number of shares:	50,000	Holder:	Global Capital Funding Group, L.P. 106 Colony Park Drive Suite 900 Cumming, GA 30040
Expiration Date:	April 8, 2009

Purchase Price Per Share:	$1.88

For identification only. The governing terms of this Warrant are set forth below.

Next, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, Global Capital Funding Group, L.P. or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof and prior to the fifth anniversary hereof (the “Exercise Period”), at the Purchase Price hereinafter set forth, Fifty Thousand (50,000) shares of the fully paid and nonassessable shares of common stock of the Company, no par value per share (the “Common Stock”). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

The purchase price per share of Common Stock issuable upon exercise of this Warrant (the “Purchase Price”) shall initially be equal to 105% of the closing bid price for the Common Stock, as reported on Bloomberg, L.P., on the trading day immediately prior to April 8, 2004 (the “Closing”); provided, however that the Purchase Price shall not be lower than $1.125 per share.

Capitalized terms used herein not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)         The term “Affiliate” means, with respect to any Person (the “Subject Person”), (i) any other Person (a “Controlling Person”) that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

(b)         The term “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

(c)         The term “Company” shall include Next, Inc. and any corporation that shall succeed or assume the obligations of such corporation hereunder.

(d)         The term “Common Stock” includes (i) the Company’s common stock, no par value per share, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency) and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(e)         The term “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and under “common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(f)         The term “Derivative Securities” shall mean any securities of the Company convertible into or exchangeable or excercisable for equity securities.

(g)         The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) that the Holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(h)         The term “Securities Act” means the Securities Act of 1933, as amended.

1.	Exercise of Warrant.

1.1	Method of Exercise.

(a)         This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period by the Holder hereof by delivery of a notice of exercise (a “Notice of Exercise”) substantially in the form attached hereto as Exhibit A via facsimile to the Company. Promptly thereafter the Holder shall surrender this Warrant (if the entire amount of the Warrant is subject to the Notice of Exercise) to the Company at its principal office via overnight delivery service, accompanied by payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the “Exercise Price”). Payment of the Exercise Price shall be made, at the option of the Holder, (i) by check or bank draft payable to the order of the Company, or (ii) by wire transfer to the account of the Company. Upon exercise, the Holder shall be entitled to receive within three Trading Days of the Exercise Date (as defined herein), one or more certificates, issued in the Holder’s name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The shares of Common Stock so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price (the “Exercise Date”).

(b)         Upon exercise of a portion of this Warrant in accordance with the terms hereof, records showing the amount so exercised and the date of exercise shall be maintained on a ledger substantially in the form of Annex B attached hereto (an originally signed and executed copy of which shall be delivered to the Company with each Notice of Exercise). The Company shall maintain the originally signed and executed ledger and the Holder shall maintain a copy thereof. Upon execution of the exercise of the Warrants contemplated by the Notice of Exercise, the Company shall deliver to the Holder a copy of Annex B signed and executed by the Company, and the Holder shall deliver to the Company a copy of Annex B signed by the Holder. It is specifically contemplated that the Company shall act as the calculation agent for all exercises of this Warrant. The Holder and any assignee, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following an exercise of a portion of this Warrant, the number of shares of Common Stock represented by this Warrant will be the amount indicated on Annex B attached hereto (which may be less than the amount stated on the face hereof).

(c)         In the event there is a dispute as to the number of shares of Common Stock the Holder is entitled to receive upon exercise of this Warrant, the Company shall issue to the Holder the number of shares not in dispute and the Company and the Holder will use their best efforts to resolve such dispute within one Business Day following the receipt of a Notice of Exercise. If such dispute cannot be resolved within such one-day period, the Company and the Holder shall submit the dispute to an independent accountant mutually agreed upon by the Company and the Holder to make a final and binding determination of the number of shares owed to the Holder. The Company shall issue shares of Common Stock owed to Holder as a result of the resolution of the dispute within two Business Days following the receipt of the accountant’s independent determination.

1.2         Regulation D Restrictions. The Holder hereof represents and warrants to the Company that it has acquired this Warrant and anticipates acquiring the shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for resale of such securities unless such resale has been registered with the Commission or an applicable exemption is available therefor and provided that the Holder shall have furnished to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

1.3         Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder the registration rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of a Registration Rights Agreement dated the date hereof (the “Registration Rights Agreement”).

1.4         Exercise. Notwithstanding the rights of the Holder to exercise all or a portion of this Warrant as described herein, such exercise rights shall be limited, solely to the extent that any portion of the exercise would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock.

2.       Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within three (3) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or transfer taxes) will cause to be issued in the name of and delivered to the Holder thereof, or, to the extent permissible hereunder, to such other person as such Holder may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3.       Adjustment for Extraordinary Events. The Purchase Price to be paid by the Holder upon exercise of this Warrant, and the consideration to be received upon exercise of this Warrant, shall be adjusted in case at any time or from time to time as set forth below:

3.1         Reorganization. The Conversion Price and the exercise price of the Warrants (collectively, the “Fixed Prices”) shall be adjusted, as applicable, as hereafter provided.

3.2 Share Reorganization. If and whenever the Company shall:

(1) subdivide the outstanding shares of Common Stock into a greater number of shares;

(2) consolidate the outstanding shares of Common Stock into a smaller number of shares;

(3) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

(4) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a “Share Reorganization,” then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

(i)       the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the Share Reorganization); and

(ii)       the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

3.3       Rights Offering. If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price (hereinafter defined) of the Common Stock on such record date (any such event being herein called a “Rights Offering”), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

(1)       the numerator shall be the sum of:

(a)       the number of shares of Common Stock outstanding on such record date;

and

(b)       a number obtained by dividing:

(i)       either,

(x)       the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

(y)       the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

(ii)       the Market Price of the Common Stock on such record date; and

(2)	the denominator shall be the sum of:

(a)      the number of shares of Common Stock outstanding on such record date; and

(b)       the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

3.4 Special Distribution. If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

(1) shares of the Company of any class, other than Common Stock;

(2) rights, options or warrants; or

(3) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a “Special Distribution”), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

the numerator shall be the difference between:

(i) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

(ii) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefore by the holders of Common Stock), and

(iii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

3.5 Capital Reorganization. If and whenever there shall occur:

a)	a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

b)	a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

c)	the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a “Capital Reorganization”), then in each such case the holder who exercises the right to convert convertible notes after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

3.6 Adjustment Rules. The following rules and procedures shall be applicable to adjustments made in this Section 3:

1.	no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

2.	if any event occurs of the type contemplated by the adjustment provisions of this Section 3 but not expressly provided for by such provisions, the Company will give notice of such event as provided herein, and the Directors will make an appropriate adjustment in the Fixed Price so that the rights of the holders of the applicable Security shall not be diminished by such event; and

3.	if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Company and Holder.

3.7 Certificate as to Adjustment. The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to Holder a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

3.8 Notice to Holders. If the Company shall fix a record date for:

1.	any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

2.	any Rights Offering,

3.	any Special Distribution,

4.	any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

5.	Sale Event; or

6.	any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to Holder notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

4.       No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and unassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

5.       Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company will promptly cause its principal financial officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of this Warrant, and will, on the written request at any time of the Holder of this Warrant, furnish to such Holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

6.       Notices of Record Date, etc.

In the event of

(a)       any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)       any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other Person, or

(c)       any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any action is to be taken.

7.       Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

8.       Exchange of Warrant. On surrender for exchange of this Warrant, properly endorsed and in compliance with the restrictions on transfer set forth in the legend on the face of this Warrant, to the Company, the Company at its expense will issue and deliver to or on the order of the Holder thereof a new Warrant of like tenor, in the name of such Holder or as such Holder (on payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered or for such lesser number of shares of Common Stock as may be reflected on the Warrant Exercise Ledger attached as Annex B.

9.       Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.       Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11.       Negotiability, etc. This Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

(a)       until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary; and

(b)       this Warrant may not be sold, transferred or assigned except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

12.       Registration Rights. The Company is obligated to register the shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of the Registration Rights Agreement.

13.       Warrant Redemption. Upon a Change in Control, transfer of substantially all of the assets of the Company, merger or consolidation of the Company with another entity, failure to maintain a sufficient number of shares for issuance and delivery upon exercise of the Warrant or failure to maintain an effective Registration Statement covering the Common Shares underlying the Warrant, the Company, at the request of Holder, shall redeem all outstanding Warrants that remain unexercised at a redemption price equal to the greater of (x) an appraised value of the Warrants, as determined by Black Sholes, on the date they are called for redemption and (y) the number of Warrants being redeemed multiplied by the excess of (A) the Market Price of the Common Shares over (B) the exercise price of the Warrants. “Market Price” shall mean the volume weighted average sales price as reported by Bloomberg, L.P. for the three consecutive trading days immediately prior to the date that the Warrants are called for redemption.

14.       Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company any address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

15.       Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware. The headings in this Warrant are for the purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Signature Page Follows]

DATED as of April 8, 2004.

NEXT, INC.

By:

Name: William B. Hensley, III Title: President

[Corporate Seal]

Attest:

By:

      Charles L. Thompson, Secretary

EXHIBIT A

FORM OF NOTICE EXERCISE—WARRANT

(To be executed only upon exercise

of the Warrant in whole or in part)

To

The undersigned registered Holder of the accompanying Warrant, hereby exercises such Warrant or portion thereof for, and purchases thereunder,                         1 shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor in the amount and manner set forth below, as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to,                                                               whose address is                                                  .

The Exercise Price is paid as follows:

☐	Certified Bank draft payable to the Company in the amount of $ .

☐	Wire transfer to the account of the Company in the amount of $ .

Upon exercise pursuant to this Notice of Exercise, the Holder will be in compliance with the Limitation on Exercise (as defined in the Securities Purchase Agreement pursuant to which this Warrant was issued).

The Holder of the shares of Common Stock received upon exercise of the Warrant (the “Common Shares”), covenants and agrees that the Common Shares are being acquired as an investment and not with a view to the distribution thereof in violation of the Securities Act and that the Common Shares may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part except as provided in the legend on the first page of this Warrant and provided that the Holder shall have furnished the Company an opinion of counsel in form and substance reasonably acceptable to the Company to the effect that such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws.*

Date:
(Name must conform to name of Holder as specified on the face of the Warrant)

By:

Name:

Title:

Address of Holder:

Date of exercise:

[1]	Insert the number of shares of Common Stock as to which the accompanying Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the Holder surrendering the same.

ANNEX B

WARRANT EXERCISE LEDGER

Date	Original Number of Warrants	Warrants Exercised	Exercise Price Paid	New Balance of Warrants	Issuer Initials	Holder Initials

UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.	HOLDER:

By:	By:

Name:	Name:

Title:	Title: